EXHIBIT 4.8



THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

           VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON MARCH 22, 2004

                                  HEMASURE INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                                                                667,000 WARRANTS

           THIS WARRANT CERTIFIES that SEPRACOR INC., a Delaware corporation ("Holder"), or registered assigns, is the owner of 667,000 Common Stock Purchase Warrants (the "Warrants"), each of which entitles the registered holder thereof (the "Warrant Holder") to purchase one fully paid and non-assessable share of common stock, par value $.01 per share ("Common Stock"), of HemaSure Inc., a Delaware corporation (the "Company"), at any time before 5:00 P.M., New York City time on March 22, 2004, at a price of $1.50 per share of Common Stock (subject to the adjustments hereinafter referred to), by surrendering this Warrant Certificate, with the form of election to purchase attached hereto duly executed, at the corporate office of the Company, and by paying in full for each share of Common Stock as to which Warrants represented hereby are exercised, and upon compliance with and subject to the conditions set forth in the Warrant Agreement, dated as of March 23, 1999, between the Company and Holder (the "Warrant Agreement").

           Upon any exercise of Warrants evidenced hereby, the form of election to purchase attached hereto must be properly completed and executed. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of Warrants not exercised. The purchase price per share of Common Stock, as adjusted from time to time, is herein called the "Warrant Price" and the Warrant Price multiplied by the number of shares of Common Stock purchased simultaneously is herein called the "Purchase Price." The Purchase Price payable upon exercise of Warrants shall be paid, at the option of the Holder specified in its notice of exercise, (1) by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America; or (ii) by reducing the number of shares of Common Stock issuable to the Holder by a number of shares of Common Stock that have a value equal to the Exercise Price which otherwise would have been paid. For the purpose of any exercise pursuant to the previous sentence, the value of a share of Common Stock shall be the last reported sale price of the Common Stock on the OTC Bulletin Board, or any other interdealer quotation system on which the Common Stock is included for quotation, or, if none, the fair market value of such shares as reasonably determined by the Board of Directors of the Company.

810954.2

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           No  fraction  of a share of  Common  Stock  will be  issued  upon the exercise of any Warrant. In any transaction in which Warrants are exercised, the registered holder shall be entitled to purchase as many full shares as are included in the product of the number of Warrants being exercised in the transaction times the number of shares (including fractions of a share) purchasable upon exercise of one Warrant.

           This Warrant Certificate is issued under and the Warrants evidenced hereby are subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the holder of this Warrant Certificate, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Company.

           This Warrant Certificate and similar Warrant Certificates when surrendered at the corporate office of the Company by the registered holder hereof in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the number of Warrants evidenced by the Warrant Certificates so surrendered.

           Upon due presentation for registration of transfer of this Warrant Certificate at the corporate office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the number of Warrants evidenced by this Warrant Certificate shall be issued to a transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

           Prior to due presentment for registration of transfer of this Warrant Certificate, the Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company) for the purpose of any exercise hereof and for notices and for all other purposes, and the Company shall not be affected by any notice to the contrary.

           No Warrant may be exercised after 5:00 P.M., New York City time, on March 22, 2004, and to the extent not exercised by such time, all Warrants evidenced hereby shall become void.

           WITNESS the signature of the Company's duly authorized officer.


                                       HEMASURE INC.


                                       By:  /s/ James B. Murphy
                                            ------------------------------------
                                            Senior VP Finance and Administration


810954.2
                                       -2-

                                  PURCHASE FORM

             (To be completed and executed upon exercise of Warrant)


To HEMASURE INC.

           The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and [tenders herewith payment of the purchase price in full in the form of [cash or a certified or official bank check in the amount of $ ] or [an election to purchase such shares of Common Stock pursuant to the net issuance provisions of
Section 3, clause (ii), of the Warrant Agreement.]

           Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

Name:
        ------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Social Security or Tax I.D. Number:
                                   ---------------------------------------------
                                               (Please Print)


                                                Signature
                                                         -----------------------
                                                NOTE:   The   above    signature
                                                        should        correspond
                                                        exactly with the name on
                                                        the face of this Warrant
                                                        Certificate  or with the
                                                        name     of     assignee
                                                        appearing     in     the
                                                        assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.


Dated:                      ,      .


810954.2

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